AGREEMENT

          This AGREEMENT is made and entered as of the 26th of June, 2000, by and between Net2Wireless Israel Ltd., with its principal office at 11 Ha'amal Street, Afek Park, Rosh Ha'ayin 48092, Israel (the "Company") and Euros Ltd. (the "Consultant").

          WHEREAS, the Company is engaged in the development, production and marketing of certain products, systems and services in the area of wireless computing and telephony; and

          WHEREAS, the Company desires to retain the services of the Consultant as a Consultant of the Company, and the Consultant agrees to be serve as a Consultant of the company;

          In consideration of the covenants, promises and conditions herein contained, and for other consideration as hereinafter described, the parties hereto agree as follows:

     1. Retention as a Consultant. The Company hereby retain the Consultant as a Consultant of the Company, and the Consultant hereby agrees to be appointed as a Consultant of the company, in accordance with the terms and conditions set forth herein.

     2. Term The term of this Agreement shall be deemed to have commenced on November 1, 1999 and shall expire on October 31, 2000 (the "Term").

     3. Duties. During the term of this agreement, the Consultant shall ser Consultant to the Company in the areas of business development. The Company acknowledges and consents to the fact, that the Consultant serves and/or will serve, in future, as a director of other companies and/or legal entities, other than the Company. While the Consultant shall not be required to work on a full-time basis, the Consultant shall devote such time and energies to the performance of its duties hereunder as are reasonably necessary to fulfill its obligations hereunder. In performing its services and duties for the Company, the Consultant shall at all times comply with the policies of, and be subject to the direction of the Company and applicable law.

     4. Consideration. As compensation for the services rendered hereunder, the Consultant shall be entitled to a daily consulting fee of $1,500 for the period (November 1999 - March 2000) and $2,000 as of April 2000 (the "Fee"). At the end of each month, the Consultant shall provide the Company with a bill stating the details of the consulting services rendered by the Consultant and the expenses incurred by it on a daily basis (the "Bill"). The Company shall pay the Fee within five (5) business days from receipt of the Bill.

     5. Independent Contractor. The Consultant's engagement hereunder shall be as an independent contractor, rather than as an employee of the Company, and the Consultant shall not be entitled to any fringe, pension, welfare or other benefits available to employees of the Company whether or not a determination is made that the Consultant is an employee and not an independent contractor with respect to Consultants services under this Agreement. The Consultant acknowledges that it will be solely responsible for any federal, state or local income and self-employment or other taxes, regardless of tax jurisdiction, arising with respect to its fees hereunder. The Consultant acknowledges and agree that it shall be its obligation to report as self-employment income all compensation it receives pursuant to this Agreement. The Consultant acknowledges and agree that it shall be its obligation to report to the appropriate tax authority as self-employment income all compensation it receives pursuant to this Agreement. The Consultant also acknowledges that it has no state law workers' compensation or unemployment insurance rights with respect to its services under this Agreement.

     6. Covenants of the Consultant. The Consultant represents and warrants the following:

          (i) that it is not under any contractual, other restriction or obligation which conflicts with, or is otherwise inconsistent with its duties hereunder or the Company's rights hereunder;

          (ii) that it agrees that all Confidential Information (as defined in Section 7) that is received by it or by its representatives or on behalf of it, from the Company or its representatives, regarding the Company or its services, in connection with this Agreement, is the sole property of the Company and shall be used by the Consultant only in accordance with the terms and provisions of the Agreement, and that all services, documentation and intellectual property created by or for the Consultant with regard thereto shall be the exclusive property of and shall vest solely in the Company; with respect to the foregoing, all Confidential Information (as defined in Section 7) received by or created by or for the Consultant with regard thereto shall be the exclusive property of and shall vest solely in the Company; with respect to the foregoing, all Confidential Information (as defined below) received by or created by the Consultant shall be disclosed to the Company immediately upon request. The Company hereby confirms that it shall not be considered a breach of this Agreement to the extent that such Confidential Information has otherwise become publicly available (other than by reason of Consultant 's breach of this Agreement or under any other obligations owed by it to the Company ), where Consultant receives information through a third party who Consultant does not reasonably know to have breached a confidentiality obligation to the Company, where required by law, or where permitted by agreement of the parties;

     7. Disclosure of Information. The Consultant acknowledges that during the course of its involvement in the Company 's activities or otherwise, it and its representatives will obtain or have access to confidential information concerning the Company 's businesses, strategies, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters, or concerning those of third parties, including Intellectual Property (as defined below). Such information ("Confidential Information") may be provided in written or electronic form or orally. In consideration of, and as a condition to, access to Confidential Information, and without prejudice to or limitation of any other confidentiality obligations imposed by agreement or by law, the Consultant hereby undertakes to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by the Company , as required by law, to the extent that such information has otherwise become publicly available (other than by reason of its default under this Agreement or under any other obligation owed by it to the Company ) or where Consultant receives information through a third party who Consultant does not reasonable know to have breached a confidentiality obligation to the Company, the Consultant may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form without the prior consent of the Company. The foregoing obligations will survive, and remain binding and enforceable during the term of this agreement Period and for a period of two (2) years after the Expiration Date or the Termination Date (as each is defined below) notwithstanding any termination of the Consultant's service with the Company and any settlement of the financial rights and obligations arising from its service with the Company. Upon the earlier of the after the expiration of this Consultation Agreement, pursuant to Section 2 above, or the termination of this Agreement, pursuant to Section 8 below, the Consultant agrees to return any and all Confidential Information received during the term of this agreement.

          "Intellectual Property" includes, but is not limited to, client lists, customer lists, strategies and methods, techniques, computer technology, technological research, software programs, vendors, lists, corporate financial information, customer and trader accounts' financial information and business affiliate lists.

     8. Termination. Each party shall have the right to terminate this Agreement at any time and for any reason upon one (1) month prior Notice (as defined below) given to the other party.

     9. Miscellaneous. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to its subject matter. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege. This Agreement can be changed, waived or terminated only by a writing signed by both the Consultant and the Company.

     10. Assignment. This Agreement may not be assigned in whole or in part by the Consultant . This Agreement shall be assignable by the Company to any of its subsidiaries or affiliates and may be reassigned by such subsidiary or affiliate to the Company; provided that each such assignee shall agree in writing to assume all obligations of the Company hereunder, and provided further that no assignment shall be made without the prior consent of both parties. This Agree-ment shall inure to the benefit and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto.

     11. Notices. Any payment, notice or other written communication (a "Notice") may be given by facsimile, first class mail, postage pre-paid or by courier to the mailing address or facsimile numbers set forth above, or to such other addresses or facsimile numbers as either party may designate by notice, similarly given to the other party. Notices shall be deemed to have been sufficiently made or given: (i) fourteen (14) days after being dispatched by mail, postage pre-paid, (ii) seven (7) days after delivery to an air courier company or (iii) within five (5) days of the receipt of a facsimile transmission communication sheet.

     12. Governing Law. This Agreement shall be governed by, and construed under and in accordance with, the laws of Israel, without reference to principles relating to conflicts of laws.

          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                              NET2WIRELESS ISRAEL LTD.

                              By:  /s/
                              _____________________________
                              Name:   Nechemia Davidson
                              Title:  CEO


                              EUROS LTD.

                              By:  /s/
                              _____________________________
                              Name:   Joav Avtalion
                              Title:  President